UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 24, 2012

TRUNITY HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-53601	87-0496850
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

15 Green Street, Newburyport, Massachusetts 01950	01950
(Address of principal executive offices)	(Zip Code)

(978) 255-1988
 (Registrant’s telephone number including area code)

Brain Tree International, Inc., 1390 South 1100 East # 204, Salt Lake City, Utah 84105-2463
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On January 24, 2012, Trunity Holdings, Inc. (“THI” or the “Company”), Trunity, Inc. (“Trunity”) and Trunity Acquisition Corporation (“TAC”), a wholly-owned subsidiary of THI, all Delaware corporations, entered into an Agreement and Plan of Merger (the “Merger Agreement”).  Pursuant to the terms of the Merger Agreement, on January 24, 2012, TAC merged with and into Trunity, with Trunity remaining as the surviving corporation and a wholly-owned subsidiary of THI (the “Merger”).  As consideration for the Merger, as of the closing of the Merger, (i) each of the 961,974 shares of common stock of THI owned by Trunity was cancelled, (ii) each issued and outstanding share of common stock of Trunity was converted into the right to receive one share of the common stock of THI; and (iii) each share of TAC was converted into one share of Trunity common stock.  As a result of the Merger, the former shareholders of Trunity hold 99% of the common stock of THI. A copy of the Merger Agreement is attached hereto as Exhibit 10.01 and is incorporated into this Item by reference.

In order to facilitate the reverse merger transaction, immediately prior to execution of the Merger Agreement, Trunity acquired a 90.1% interest in Brain Tree International, Inc., a Utah corporation (“BTI”), pursuant to a Stock Purchase Agreement with the three principal shareholders of THI, as a result of which Trunity acquired 961,974 BTI shares for the price of $325,000 plus 325,000 shares of Trunity common stock.  As part of the transaction, on January 24, 2012, immediately prior to the Merger, BTI reincorporated in Delaware and changed its name from Brain Tree International, Inc. to Trunity Holdings, Inc. Pursuant to the reincorporation, 105,064 minority shares of BTI automatically converted into the same number of shares of THI.

In connection with the Merger, the following individuals were appointed to their respective positions with THI set forth beside their names below:

Name	Title
Terry B. Anderton	Chief Executive Officer, President, Chief Financial Officer, Treasurer, Director
Dr. Joakim Lindblom	Executive Vice President, Chief Technology Officer, Secretary, Director
David Breukelman	Director
Jude Blake	Director
Chris Outwater	Director

Biographical and other information on Messrs. Anderton, Lindblom, Breukelman and Outwater and Ms. Blake is set forth in the section entitled “Directors and Executive Officers” of the Form 10 disclosure.

FORM 10 DISCLOSURE

Item 2.01(f) of Form 8-K provides that if a registrant reporting a transaction under Item 2.01 was a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act), in connection with such transaction the registrant must disclose the information that would be required if it were filing a general form for securities registration on Form 10.  Please note that the information provided below relates to the combined company after the Merger.  Since our operations after the Merger will consist solely of Trunity operations, except where the context otherwise requires, the following discussion of our business and operations, “Trunity,” “we,” “us,” “our” and the “Company” will mean or refer to Trunity’s business and operations. Any discussions of our or the Company’s post-Merger capital stock means or refers to THI and its common or preferred stock.

BUSINESS

General

Trunity is a Delaware corporation headquartered in Newburyport, Massachusetts. Trunity has developed a cloud-based knowledge management and sharing platform that focuses on the rapidly growing e-learning, virtual textbook, customer experience and education marketplaces. As a result of the platform’s innovative architecture, Trunity enables unique real-time/end-to-end integration of knowledge and learning ecosystems, including (but not limited to) peer-reviewed crowdsourcing of high-value content from communities of expert contributors (today over 2,000 of the world’s top scientists use the Trunity platform) that gets assembled into virtual textbooks (Trunity Knowledge) and delivered through Trunity’s virtual classroom solution (Trunity Learn) to customers. Trunity has been the recipient of funding from several National Science Foundation (NSF) grants to develop this disruptive solution and is partnered with National Science Foundation (NSF), The National Academy’s of Science (NAS), The Encyclopedia of the Earth and the National Council for Science and the Environment (NCSE) as core content contributors and customers.

Description of Products and Services

Trunity offers a Learning Content Management System (LCMS) that has been built from the ground up atop a robust knowledge gathering and management platform. With content as its core, Trunity is able to provide a truly unique experience to both professors and students. All content within the system is treated as assets — from lectures to assignments to exams — and may be shared, modified and re-used effortlessly across the ecosystem on a per-permission/policy/fee basis via Trunity’s integrated publishing and ecommerce infrastructure. The Trunity platform can be used as a stand-alone solution or may be integrated with existing data systems.

Trunity provides value to customers in three primary areas: Knowledge; Learn; and Connect. Depending on the application, any subset, combination or all of the functionality in these primary areas may be employed as part of a specific customer solution.

Knowledge

 Trunity’s platform allows subject matter experts to create content consisting of text and multimedia (videos, audios, pictures, hyperlinks, etc.) in manageable units for timely consumption. Professors and teachers can share, re-use and curate content from multiple authors to create engaging virtual textbooks that are customized to their needs. All content on the Trunity platform may be made available via Trunity’s unique process of Live Cross Publishing.  Live Cross Publishing enables content to be published to other users on the platform (with the author’s permission), with the added benefit of being automatically updated should the original content ever need changing. This technology allows curators and instructors to essentially create living course material or textbooks - ever updating to stay current with the latest developments.

The Trunity platform also has collections of peer-reviewed content that is available for inclusion via Live Cross Publishing, bringing the benefits of peer-reviewed crowd-sourcing to the classroom.

Learn

In addition to Trunity’s Knowledge capability, the platform facilitates learning for both online and blended educational environments. With features found in most existing Learning Management System platforms, Trunity allows professors to manage their course schedules, administer exams and quizzes, provide and grade assignments and more. The platform also allows students to collect all their grades, assignments and projects and maintain them in a personal online profile.  An ePortfolio enables students to share selected items (such as projects) with other classmates or with potential employers.

Connect

Finally, the Trunity platform enables collaboration with several social networking features. Whether it be in the form of student-to-student, student-to-professor, or professor-to-professor, collaboration has been shown to greatly aid the learning process for students as well as instructors. Whether it is the ability to rate content, add comments or engage in discussion forums, the Trunity platform is designed with the understanding that education works best when communication flows freely.  With this level of communication, course material and virtual textbooks can now be updated in real-time if new information becomes available.

Students can also see a list of their colleagues that are taking courses with them. This fosters a community feel for the students from day one, whether the class be on campus or online.

The same platform that enables a new style of learning environment for classrooms also serves corporations. Trunity enables corporations to educate and engage their customers, business partners and employees. Companies and their customers converse through forums, with customers sharing experiences and establishing best practices. The company can solicit feedback with surveys and forums. Business partners can take exams to become certified to sell the company’s products, and employees can share project information, HR policies, training materials and more leveraging Trunity’s content management capabilities.  As with the education market, all of this is provided in a Software as a Service (“SaaS”) environment, freeing the corporate IT groups to focus on mission critical applications.

Patents

Trunity has filed for two provisional patents:

●
System and Method for Virtual Textbook Creation and Remuneration: United States Provisional Patent Application #61524285; filed 16 August 2011; inventors are Kevin H. Eaton, Halldor F. Utne, Joakim F. Lindblom; assigned to Trunity Inc.

●
System and Method for Dynamic Cross Publishing of Content Across Multiple Sites: United States Provisional Patent Application # 61561700; filed 18 November 2011; inventor is Joakim F. Lindblom; assigned to Trunity Inc.

We are working on four additional patent applications which we expect to file in 2012. There can be no assurance that any of these patents will ultimately be issued.

Competition

Trunity faces substantial competition from numerous other companies, most of whom have financial and other resources substantially greater than those of the Company. The Company’s principal competitors consist of educational publishing companies and open source platforms such as Houghton Mifflin Harcourt, Pearson, Blackboard, Inc., and Moodle. These and other competitors may prove more successful in offering similar products and/or may offer alternative products that prove superior in performance and/or more popular with potential customers than the Company’s products. The Company’s ability to commercialize its products and grow and achieve profitability in accordance with its business plan will depend on its ability to satisfy its customers and withstand increasing competition by providing high-quality products at reasonable prices. There can be no assurance that the Company will be able to achieve or maintain a successful competitive position.

Management

Trunity’s management consists of experienced sales, marketing and engineering professionals from the networking, technology and software industry. Biographical and other information on our executive officers and directors is set forth in the sections entitled “Directors and Executive Officers” of the Form 10 disclosure.

RISK FACTORS

Investing in our common stock is speculative and involves a high degree of risk. Prospective investors should carefully consider the following risks and uncertainties and all other information contained or referred to in this Current Report on Form 8-K before investing in our common stock. The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties that we are unaware of, or that we currently deem immaterial, also may become important factors that affect us. Our business, financial condition or results of operations could be materially and adversely affected by some or all of the matters described below or other currently unknown factors. In that case, the trading price of our Common Stock could decline, and you could lose all of your investment.

Risks related to our business

General; We have limited operating history.

The Company was formed in 2009 and has a limited operating history with substantial operating losses. The Company has yet to generate any significant revenues, and the commercial value of its products and services is uncertain. There can be no assurance that the Company will ever be profitable. Further, the Company is subject to all the risks inherent in a new business including, but not limited to: intense competition; lack of sufficient capital; loss of protection of proprietary technology and trade secrets; difficulties in commercializing its products, managing growth and hiring and retaining key employees; adverse changes in costs and general business and economic conditions; and the need to achieve product acceptance, to enter and develop new markets and to develop and maintain successful relationships with customers.

Intellectual Property.

The Company relies primarily on a combination of trade secrets, patents, copyright and trademark laws, and confidentiality procedures to protect its proprietary technology, which is its principal asset.

The Company’s ability to compete effectively will depend to a large extent on its success in protecting its proprietary technology, both in the United States and abroad. There can be no assurance that (i) any patent that the Company applies for will be issued, (ii) any patents issued will not be challenged, invalidated, or circumvented, (iii) that the Company will have the financial resources to enforce its patents or (iv) the patent rights granted will provide any competitive advantage. The Company could incur substantial costs in defending any patent infringement suits or in asserting its patent rights, including those granted by third parties, and the Company might not be able to afford such expenditures.

Although the Company has entered into confidentiality and invention agreements with its key personnel, there can be no assurance that these agreements will be honored or that the Company will be able to protect its rights to its non-patented trade secrets and know-how effectively. There can be no assurance that competitors will not independently develop substantially equivalent or superior proprietary information and techniques or otherwise gain access to the Company’s trade secrets and know-how. In addition, the Company may be required to obtain licenses to patents or other proprietary rights from third parties. If the Company does not obtain required licenses, it could encounter delays in product development or find that the development, manufacture or sale of products requiring these licenses could be foreclosed.

Need for Additional Funds.

The Company will need to raise substantial additional funds. Without such additional funds, the Company may have to cease operations. The Company will require substantial additional funding for its contemplated research and development activities, commercialization of its products and services and ordinary operating expenses. Adequate funds for these purposes may not be available when needed or on terms acceptable to the Company. Insufficient funds may require the Company to delay or scale back its activities or to cease operations.

Going Concern.

The financial statements have been prepared assuming the Company will continue as a going concern. The Company has incurred net losses and negative operating cash flow since its inception. To the extent the Company may have negative cash flows in the future, it will continue to require additional capital to fund operations. The Company obtained additional capital investments under various debt and common stock issues. Although management continues to pursue its financing plans, there is no assurance that the Company will be successful in obtaining sufficient revenues to generate positive cash flow. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Competition.

The Company faces substantial competition from numerous other companies, most of whom have financial and other resources substantially greater than those of the Company. The Company’s principal competitors consist of educational publishing companies and open source platforms such as Houghton Mifflin Harcourt, Pearson, Blackboard, Inc., and Moodle. These and other competitors may prove more successful in offering similar products and/or may offer alternative products that prove superior in performance and/or more popular with potential customers than the Company’s products. The Company’s ability to commercialize its products and grow and achieve profitability in accordance with its business plan will depend on its ability to satisfy its customers and withstand increasing competition by providing high-quality products at reasonable prices. There can be no assurance that the Company will be able to achieve or maintain a successful competitive position.

Operational failures in our network infrastructure could disrupt our remote hosting and application services, could cause us to lose clients and sales to potential clients and could result in increased expenses and reduced revenues.

Unanticipated problems affecting our network systems could cause interruptions or delays in the delivery of the hosting services and other application services we provide to some of our clients. We provide remote hosting and other application services through computer hardware that is currently located in third-party co-location facilities in various locations in the United States. We do not control the operation of these co-location facilities. Lengthy interruptions in our hosting service or other application services could be caused by the occurrence of a natural disaster, power loss, vandalism or other telecommunications problems at the co-location facilities or if these co-location facilities were to close without adequate notice. Although we have developed redundancies in some of our systems, we are exposed to the risk of network failures in the future. We currently do not have adequate computer hardware and systems to provide alternative service for most of our hosting or application service clients in the event of an extended loss of service at the co-location facilities. Though some of our co-location facilities are served by data backup redundancy at other facilities, they are not equipped to provide full disaster recovery to all of our hosting and application services clients. If there are operational failures in our network infrastructure that cause interruptions, slower response times, loss of data or extended loss of service for our hosting and application services clients, we may be required to issue credits or pay penalties, current clients may terminate their contracts or elect not to renew them, and we may lose sales to potential clients. If we determine that we need additional hardware and systems, we may be required to make further investments in our network infrastructure, reducing our operating margins and diverting capital from other efforts.

Because we generally recognize revenues ratably over the term of our contract with a client, downturns or upturns in sales will not be fully reflected in our operating results until future periods.

When our products are fully launched we will recognize most of our revenues from clients monthly over the terms of their agreements, which are expected to be 12 months. As a result, much of the revenue we will report in each quarter is attributable to agreements entered into during previous quarters. Consequently, a decline in sales, client renewals, or market acceptance of our products in any one quarter would not necessarily be fully reflected in the revenues in that quarter, and would negatively affect our revenues and profitability in future quarters. This ratable revenue recognition also makes it difficult for us to rapidly increase our revenues through additional sales in any period, as revenues from new clients generally are recognized over the applicable agreement term.

Governmental Incentives.

The Company’s business plan relies to some extent on the availability of federal and state incentives for K12 schools to implement online course offerings. There can be no assurance that some or all of these incentives will not be substantially reduced or eliminated, nor can there be any assurance that any currently proposed incentives will actually take effect.

Government regulation of the Internet and eCommerce is evolving and unfavorable changes could substantially harm our business and results of operations.

As Internet commerce continues to evolve, increasing regulation by federal, state or foreign agencies becomes more likely.  Existing and future laws and regulations may impede the growth and use of the Internet or other online services.  These regulation and laws may address pricing, content, copyrights, distribution, electronic contracts and other communications, consumer protection, the provision of online payment services, broadband residential Internet access and the characteristics and quality of products and services.  It is not clear how existing laws governing issues such as property ownership, sales, and other taxes, libel and personal privacy apply to the Internet and eCommerce.  Unfavorable resolution of these issues could have a material adverse effect on the Company’s business, results of the operations and financial condition.

Management; Dependence on Key Personnel.

The success of the Company will depend in large part upon the skill and efforts of its founders and executive officers, Terry B. Anderton and Joakim Lindblom and other key personnel, including those who may be hired. Loss of any such personnel, whether due to resignation, death, and disability or otherwise, could have a material adverse effect on the Company. In addition, as we seek to expand our organization, the hiring of qualified sales, technical and support personnel could be difficult due to the limited number of qualified professionals. Failure to attract, integrate and retain key personnel would result in disruptions to our operations, including adversely affecting the timeliness of product releases, the successful implementation and completion of company initiatives and the results of our operations.

Our current principal shareholders and management own a significant percentage of our stock and will be able to exercise significant influence over our affairs.

Our founders, including our executive officers and directors, as of January 30, 2012, beneficially own approximately 22.3% of the issued and outstanding Common Stock.  The same group holds approximately 23.1% of the Company’s Common Stock on a fully-diluted basis.  Consequently, these shareholders may be able to determine the composition of the Board of Directors, retain the voting power to approve matters requiring shareholder approval and continue to have control over the Company’s operations.  The interests of these shareholders may be different from the interests of other shareholders on these matters.  The concentration of ownership could also have the effect of delaying or preventing a change in control or otherwise discourage a potential acquirer from attempting to obtain control of the Company.

Calamities

Although the Company maintains insurance which it considers prudent, there can be no assurance that such insurance will prove adequate in the event of actual casualty losses or broader calamities such as terrorist attacks, earthquakes, financial crises, economic depressions or other catastrophic events, which are either uninsurable or not economically insurable. Any such losses could have a material adverse effect on the Company.

If our products contain errors, new product releases are delayed or our services are disrupted, we could lose new sales and be subject to significant liability claims.

Because our software products are complex, they may contain undetected errors or defects, known as bugs. Bugs can be detected at any point in a product’s life cycle, but are more common when a new product is introduced or when new versions are released. We have frequent new product and functionality releases, and those releases may be delayed from their scheduled date due to a wide range of factors. Finally, our service offerings may be disrupted causing delays or interruptions in the services provided to our clients. In the past, we have encountered defects in our product releases, product development delays and interruptions in our service offerings. Despite our product testing, planning and other quality control efforts, we anticipate that our products and services may encounter undetected defects, release delays and service interruptions in the future. Significant errors in our products, delays in product releases or disruptions in the provision of our services could lead to:

•	delays in or loss of market acceptance of our products;
•	diversion of our resources;
•	a lower rate of license renewals or upgrades;
•	injury to our reputation; and
•	increased service expenses or payment of damages.

Because our clients use our products to store, retrieve and utilize critical information, we may be subject to significant liability claims if our products do not work properly or if the provision of our services is disrupted. Such claims could result in significant expenses, disrupt sales and affect our reputation and that of our products. We cannot be certain that the limitations of liability set forth in our licenses and agreements would be enforceable or would otherwise protect us from liability, and our insurance may not cover all or any of the claims. A material liability claim against us, regardless of its merit or its outcome, could result in substantial costs, significantly harm our business reputation and divert management’s attention from our operations.

We depend heavily on our relationship with National Council for Sciences and the Environment.

The National Council for Sciences and the Environment (NCSE) represents, and is the fiscal agent for, the Environmental Information Coalition (EIC), which maintains numerous websites that provide expert content from scientists, professors, scholars, corporations and many other entities.  These websites, also known as the Encyclopedia of Earth (EOE), represent a large amount of content that is made available on the Internet.  The EOE is governed by an editorial board that is part of the EIC. The EOE was created, and is owned, by the EIC within the framework of a Creative Commons license, through the work of scientists, environmental professionals, and science-attentive individuals with quality control provided by experts in the many topic areas.  The Encyclopedia includes articles, books, reports, biographies, collections, curricula and other educational resources, and other materials.

NCSE contracts with the Company to provide a unified platform for EOE and its related websites to operate on a single platform, the Trunity platform.  The amount of content in the EOE is an important part of the Company’s business plan, and if Trunity were to lose this content it would have a material adverse effect on the financial performance of the Company.

If we fail to keep pace with rapid technological changes, our competitive position will suffer.

The eLearning industry is characterized by rapid technological change. Failure to respond to technological advances could make our business less efficient, or cause our products to be of a lesser quality than those of our competitors. These advances could also allow competitors to provide higher quality services at lower costs than we can provide. Thus, if we are unable to adopt or incorporate technological advances, our services will become uncompetitive.

We could lose revenues if there are changes in the spending policies or budget priorities for government funding of research institutions, foundations, universities and other education providers.

Most of our customers and potential customers are research institutions, foundations, universities and other education providers who depend substantially on government funding. Accordingly, any general decrease, delay or change in federal, state or local funding for colleges, universities, schools and other education providers could cause our current and potential customers to reduce their purchases of our products and services, or to decide not to renew service contracts, either of which could cause us to lose revenues. In addition, a specific reduction in governmental funding support for products such as ours would also cause us to lose revenues. The severe economic downturn experienced in the U.S. and globally has caused many of our clients to experience severe budgetary pressures, which has and will likely continue to have a negative impact on sales of our products. Continuing unfavorable economic conditions may result in further budget cuts and lead to lower overall spending, including information technology spending, by our current and potential clients, which may cause our revenues to decrease.

Security breaches could damage our business.

Concerns over the security of transactions conducted on the Internet and the privacy of users may inhibit the growth of the Internet, social networking sites, online services and online commerce. Failure to successfully prevent security breaches could significantly harm the Company’s business and expose the Company to litigation. Anyone who is able to circumvent the Company’s security measures could misappropriate proprietary information, including personal data, cause interruptions in the Company’s operations or damage its brand and reputation. The Company cannot assure the investors that its financial systems and other technological resources are completely secure from security breaches or sabotage. The Company may have to incur significant costs to protect against security breaches or to alleviate problems caused by breaches. Further, any well-publicized compromise of the Company’s security or the security of any other Internet provider could deter people from using the Company’s services or the Internet to conduct transactions that involve transmitting confidential information or downloading sensitive materials. The occurrence of one or more of these events could have a material adverse effect on the Company’s business, results of operations and financial condition.

Risks Related to Our Common Stock; Liquidity Risks

Volatility of Stock Price.

The market prices for securities of emerging and development stage companies such as the Company have historically been highly volatile. Difficulty in raising capital as well as future announcements concerning the Company or its competitors, including the results of testing, technological innovations or new commercial products, government regulations, developments concerning proprietary rights, litigation or public concern as to safety of potential products developed by the Company or others, may have a significant adverse impact on the market price of the Company’s stock.

We have no intention to pay dividends on our Common Stock.

For the near-term, we intend to retain any remaining future earnings, if any, to finance our operations and do not anticipate paying any cash dividends with respect to our Common Stock.

Our common stock is quoted on the OTC Bulletin Board (“OTCBB”) and there is minimal liquidity in the trading market for our common stock.

Our common stock is quoted on the OTCBB under the symbol “BNTE” (which we expect to change in February 2012). There has been only minimal trading of our common stock since the Merger, and no assurance can be given as to when, if ever, an active trading market will develop or, if developed, that it will be sustained. As a result, investors may be unable to sell their shares of our common stock.

Possible Depressive Effect on Price of Securities of Future Sales of Common Stock.

As a result of the Merger, the Company has issued to the former Trunity shareholders 33,231,037 shares of the Company’s Common Stock. These shares are restricted securities subject to Rule 144. The sale or availability for sale of substantial amounts of Common Stock in the public market under Rule 144 or otherwise could materially adversely affect the prevailing market prices of the Company’s Common Stock and could impair the Company’s ability to raise additional capital through the sale of its equity securities.

Possible Adverse Effects of Authorization and Issuance of Preferred Stock.

The Company’s Board of Directors is authorized to issue up to 50,000,000 shares of preferred stock. The Board of Directors has the power to establish the dividend rates, liquidation preferences, voting rights, redemption and conversion terms and privileges with respect to any series of preferred stock. The issuance of any series of preferred stock having rights superior to those of the common stock may result in a decrease in the value or market price of the common stock and could further be used by the Board as a device to prevent a change in control favorable to the Company. Holders of preferred stock to be issued in the future may have the right to receive dividends and certain preferences in liquidation and conversion rights. The issuance of such preferred stock could make the possible takeover of the Company or the removal of management of the Company more difficult, and adversely affect the voting and other rights of the holder of the common stock, or depress the market price of the Common Stock.

Disclosures Relating to Low Priced Stocks; Restrictions on Resale of Low Price Stocks and on Broker-Dealer Sale; Possible Adverse Effect of “Penny Stock” Rules on Liquidity for the Company’s Securities.

Since the Company has net tangible assets of less than $1,000,000, transactions in the Company’s securities are subject to Rule 15g-9 under the Exchange Act which imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and “accredited investors” (generally, individuals with a net worth in excess of $1,000,000 or annual incomes exceeding $200,000 or $300,000 together with their spouses). For transactions covered by this Rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to the sale. Consequently, this Rule may affect the ability of broker-dealers to sell the Company’s securities, and may affect the ability of shareholders to sell any of the Company’s securities in the secondary market.

The Commission has adopted regulations which generally define a “penny stock” to be any non-NASDAQ equity security of a small Company that has a market price (as therein defined) less than $5.00 per share, or with an exercise price of less than $5.00 per share subject to certain exceptions, and which is not traded on any exchange or quoted on NASDAQ. For any transaction by broker-dealers involving a penny stock (unless exempt), the rules require delivery, prior to a transaction in a penny stock, of a risk disclosure document relating to the penny stock market. Disclosure is also required to be made about compensation payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in an account and information on the limited market in penny stocks.

Forward-Looking Statements

Prospective investors are cautioned that the statements in this Report that are not descriptions of historical facts may be forward-looking statements that are subject to risks and uncertainties.  This Report contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Such forward-looking statements are based on the beliefs of our management as well as on assumptions made by and information currently available to us as of the date of this Report.  When used in this Report, the words “plan,” “will,” “may,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “project” and similar expressions, as they relate to Trunity, are intended to identify such forward-looking statements.  Although Trunity believes these statements are reasonable, actual actions, operations and results could differ materially from those indicated by such forward-looking statements as a result of the risk factors included in this Report or other factors.  We must caution, however, that this list of factors may not be exhaustive and that these or other factors, many of which are outside of our control, could have a material adverse effect on Trunity and our ability to achieve our objectives.  All forward-looking statements attributable to Trunity or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth above.

FINANCIAL INFORMATION

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion and analysis should be read in conjunction with the financial statements and notes thereto appearing elsewhere herein.

Overview

Trunity is a Delaware corporation with its principal office in Newburyport, Massachusetts. It was formed on July 28, 2009 to develop a cloud-based knowledge-sharing platform that focuses on e-learning, virtual textbooks, customer experience and the education marketplace. The Company formed though the acquisition of certain intellectual property by its three founders. The Company is in the development stage and it is presently undertaking research and development of its platform.

Except as specifically noted to the contrary, the following discussion relates only to Trunity since, as a result of the Merger, the only historical financial statements presented for the Company in periods following the merger with BTI will be those of the operating entity, Trunity, Inc.

Critical Accounting Policies

Basis of Accounting

The financial statements of the Company are prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”). The preparation of these financial statements requires our management to make estimates and assumptions about future events that affect the amounts reported in the financial statements and related notes. Future events and their effects cannot be determined with absolute certainty. Therefore, the determination of estimates requires the exercise of judgment. We believe the following critical accounting policies affect its more significant judgments and estimates used in the preparation of financial statements.

Development Stage Operations

The Company has operated as a development stage enterprise since its inception by devoting substantially all of its efforts to business development.

Going Concern

The financial statements have been prepared assuming the Company will continue as a going concern. The Company has incurred net losses and negative operating cash flow since its inception. To the extent the Company may have negative cash flows in the future, it will continue to require additional capital to fund operations. The Company obtained additional capital investments under various debt and common stock issues. Although management continues to pursue its financing plans, there is no assurance that the Company will be successful in obtaining sufficient revenues to generate positive cash flow. The financial statements do not include any adjustments that might result from the outcome of these uncertainties. We may not be able to obtain financing or capital on commercially acceptable terms or at all.

Revenue Recognition

The Company’s revenue model consists of Software as a Service (SaaS) licensing and hosting revenue, for sites using the Company’s platform, as well as consulting, and advertising revenue.  All SaaS Revenue is recognized ratably over the contract period.

Consulting revenues are earned for web site development services and are recognized on a time and materials basis, billed in accordance with contractual milestones negotiated with the customer.  Revenues are recognized as the services are performed and amounts are earned in accordance with FASB ASC Topic 605 Revenue Recognition. We consider amounts to be earned once evidence of an arrangement has been obtained, services are delivered, fees are fixed or determinable, and collectability is probable. In such contracts, revenue is earned upon achievement of certain milestones indicated in the client agreements.  Services under these contracts are typically provided in less than a year and represent the contractual milestones or output measure, which reflect the earnings pattern.

Advertising revenue is earned from search engine providers based on search activity for sites hosted by the Company.

Revenues recognized in excess of billings are recorded as Unbilled Revenue (an asset). Billings in excess of revenues recognized are recorded as Deferred Revenue (a liability) until revenue recognition criteria are met. Client prepayments are deferred and recognized over future periods as services are delivered or performed.

Accounts Receivable

We estimate credit loss reserves for accounts receivable on an individual receivable basis. A specific impairment allowance reserve is established based on expected future cash flows and the financial condition of the debtor.  We charge off customer balances in part or in full when it is more likely than not that we will not collect that amount of the balance due.  We consider any balance unpaid after the contract payment period to be past due.  We believe all accounts receivable due at December 31, 2011 and 2010 to be collectible.

Accounting for Uncertainty in Income Taxes

Income taxes are accounted for in accordance with FASB ASC Topic 740, “Income Taxes” (“ASC 740”).  Under ASC 740, income taxes are recognized for the amount of taxes payable for the current year and deferred tax assets and liabilities for the future tax consequence of events that have been recognized differently in the financial statements than for tax purposes. Deferred tax assets and liabilities are established using statutory tax rates and are adjusted for tax rate changes. We consider accounting for income taxes critical to our operations because management is required to make significant subjective judgments in developing our provision for income taxes, including the determination of deferred tax assets and liabilities, and any valuation allowances that may be required against deferred tax assets.

ASC 740 clarifies the accounting for uncertainty in income tax recognized in an entity’s financial statements and requires companies to determine whether it is “more likely than not” that a tax position will be sustained upon examination by the appropriate taxing authorities before any part of the benefit can be recorded in the financial statements. For those tax positions where it is not “more likely than not” that a tax benefit will be sustained, no tax benefit is recognized. Where applicable, associated interest and penalties are also recorded. This interpretation also provides guidance on de-recognition, classification, accounting in interim periods, and expanded disclosure requirements.

Based on our evaluation, we have concluded that there are no significant uncertain tax positions requiring recognition in our financial statements. Our evaluation was performed for the tax period from July 28, 2009 (inception) to December 31, 2011. We may from time to time be assessed interest or penalties by major tax jurisdictions, although any such assessments are expected to be minimal and immaterial to our financial results. In the event we have received an assessment for interest and/or penalties, it would be classified in the financial statements as selling, general and administrative expense. The tax years 2009, 2010 and 2011 are subject to examination by federal and state taxing authorities.

Taxes on Revenue Producing Transactions

The Company earns revenues through various services.  Service revenue is taxable in some jurisdictions throughout the United States and The Company could be responsible for collecting those taxes subject to state or local requirements.  The Company is not aware of any transactions which would necessitate the fiduciary responsibility of collecting and remitting sales based taxes.

Research and Development Costs

The Company capitalizes research and development related to the development of its software platform. Research and development costs not associated with the development of the software platform are expensed in the period in which they are incurred.

Stock-Based Compensation

The Company accounts for stock compensation in accordance with FASB ASC 718, “Compensation-Stock Compensation”, which requires companies to expense the fair value of stock options and other forms of stock-based compensation. As the Company is in the development stage, it was unable to reasonably determine the fair value, and expected volatility of its shares. Therefore, as allowed for non-public entities, the Company has elected the intrinsic value method for valuing the impact of stock compensation.

Convertible Debt

The Company assesses whether it has embedded derivatives in accordance with ASC 815, “Accounting for Derivative Instruments and Hedging Activities”. As the Company is in the development stage, it was unable to reasonably determine the fair value of conversion features of its debt that allows holders to convert holdings into common shares of the Company. It therefore elected to account for these conversion rights using the intrinsic value method.

Common Stock Purchase Warrants

The Company accounts for common stock purchase warrants in accordance with ASC 815, “Accounting for Derivative Instruments and Hedging Activities”. As is consistent with its handling of stock compensation and convertible debt, the Company has elected the intrinsic value method for valuing the impact of the expense associated with these warrants.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

Stockholders’ Equity

Shares of common stock issued for other than cash have been assigned amounts equivalent to the fair value of the service or assets received in exchange.

Intangible Assets

Intangible assets are recorded at cost and consist of the Trunity Platform software development costs. Amortization is computed using the straight-line method over three years.

Results of Operations

Years ended December 31, 2011 and 2010

During 2011 and 2010, we focused on the development of our platform technology and bringing that platform to our target markets.  Revenues grew to $299,355 in 2011 from $190,432 in 2010, an increase of 57%.  Service revenues made up the majority of this growth.  Research and development expenses declined to $907,259 from $1,408,018 as the Company concentrated its development efforts on the learning market.  Selling, general and administrative expense grew to $1,303,579 from $789,351 as the selling efforts were increased and finance and accounting resources were brought in to ready us for the requirements of becoming a public company.  The loss from operations remained consistent in 2011 and 2010, at approximately $2.1 million in both years.

Interest expense in 2011 declined to $173,253 from $416,583 in 2010 due to the conversion of all of the Company’s long-term debt outstanding from 2010 through mid-2011 into equity in mid-2011.  Offsetting this savings was a one-time $293,092 non-cash expense related to the early retirement of this debt recorded in 2011.

Net losses remained consistent in 2011 and 2010 at approximately $2.5 million in both years.  As research and development costs are expected to continue into 2012 at the historical levels, the Company will generate substantial net losses until we are able to successfully penetrate our markets with our products, as to which there can be no assurance.

Years ended December 31, 2010 and 2009

In 2010 we began selling our products and services, generating revenues of $190,432 for the year.  2009 was the year of inception for the Company and the focus was on developing the platform and exploring the market.  There were no revenues in 2009.  Research and development expenses grew to $1,408,018 in 2010 versus $1,200,465 in 2009 due to the effect of a full year in 2010 versus a partial year in 2009.  Selling, general and administrative expenses grew to $789,351 in 2010 from $670,292 in 2009 due to a full year of expense. Our net loss was $2.5 million in 2010 and $2.0 million in 2009. The increase in the loss was due to higher expenses in 2010 resulting from a full year of activity, as well as higher interest expenses from debt issued to finance operations.

Liquidity and Capital Resources

We have financed our operations since inception through the sale of debt and equity securities. As of December 31, 2011, 2010, and 2009 we had working capital deficits of $664,842, $1,119,001 and $674,565, respectively.

During 2011, we raised gross proceeds of $1,769,576 through the sale of 6,857,538 shares of our common stock to investors at an average price of $0.26 per share.  These sales of shares occurred at various times throughout 2011.  The Company incurred stock issuance costs of approximately $112,000 consisting chiefly of commissions paid to broker-dealers who assisted with the offering.  In addition to the cash issuance costs, 1,698,318 shares of the Company’s common stock were issued to our lead financial advisor, Martinez-Ayme Securities, Inc. (“MAS”), as compensation for MAS’s services.  Working capital was also raised from loans made to the Company by its founders, which were $117,620 in 2011.

On our balance sheet, capitalized software declined to $630,742 at December 31, 2011 versus $1,243,849 and $1,590,834 at the end of 2010 and 2009, respectively.  This decline is due to amortization of the capitalized costs exceeding the costs capitalized during the respective years. We amortize capitalized software over the expected useful life of three years.  At December 31, 2011 other assets includes non-refundable deposits of $175,000 made in connection with the BTI merger.

In 2011, the Company converted $4,063,811 of its long-term debt to common stock, thereby reducing interest expense and future principal obligations. Accounts payable grew to $492,132 at December 31, 2011 versus $279,826 and $328,273 at the end of 2010 and 2009, respectively.  This growth was due primarily to unpaid professional fees and expenses related to the planned merger with BTI.

In 2010 and 2009, the Company raised $711,500 and $853,308, respectively, from the sale of common stock and $939,757 and $2,300,960, respectively, from the issuance of debt instruments ($552.257 and $2,045,543 of the debt was from the three founders of the Company).  Operating activities and investments in the platform technology and fixed assets consumed nearly all funds raised in these years.

In January 2012, the Company sold 264,084 shares of common stock raising $66,021 and the founders loaned the Company $51,535.  These funds were used to fund operations and to cover the balance of the cash needed to close the Merger.  After the closing of the Merger, we will need to immediately raise substantial additional funds in order to continue operations.

We are actively seeking more funding from private debt and equity investors, as we will need to raise substantial additional capital in order to finance our plan of operations. Our cash position as of December 31, 2011 was $122,798.  This cash plus the funds raised in 2012 to date will not be adequate to support operations for the remainder of 2012.  There can be no assurance that we will be able to raise the necessary funds. If we do not raise the necessary funds, we will be forced to cease operations.

PROPERTIES

We do not own any real property. In August, 2010, we entered into a lease agreement for 6,400 square feet of office space in Newburyport, Massachusetts. This lease is effective through July 2013. The lease provides a free rent period for the first four months of the term and rent thereafter at $7,600 per month.  We believe that this facility is adequate to serve our needs for the foreseeable future.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of January 30, 2012, following the closing of the Merger, regarding the beneficial ownership of our Common Stock by (i) each of our directors and “named executive officers”; and (ii) all of our executive officers and directors as a group.  To our knowledge, no other person beneficially owns more than 5% of our common stock.  At January 30, 2012, we had 33,336,076 shares outstanding.

Name and Address of Beneficial Owner	Shares Owned		Percent of Class

Aureus Investments L.C.1 4866 S. Viewmont St. Holladay, Utah 84117	4,907,683		14.7%

Les V. Anderton 4866 S. Viewmont St. Holladay, Utah 84117	1,739,999		5.2%

Martinez-Ayme Securities, Inc. Suite B275, Sunset Square 9495 Sunset Drive Miami, Florida 33173	1,698,318		5.1%

Officers and Directors

Terry B. Anderton	4,728,983		14.2%

Dr. Joakim Lindblom	1,293,666	2	3.9%

Chris Outwater	500,000		1.5%

David Breukelman	—		—

Jude Blake	—		—

All Directors and Executive Officers as a group (5 persons)	6,522,649		19.6%
_________________

1	100% owned by the AFT Irrevocable Trust, whose trustee and beneficiary is Debra Anderton, wife of Les Anderton. Mr. Anderton disclaims beneficial ownership of these shares.
2	Includes 826,666 shares represented by currently exercisable stock options.

DIRECTORS AND EXECUTIVE OFFICERS

In connection with the Merger, both of the prior officers and directors of Trunity, Inc., (Terry B. Anderton, Dr. Joakim Lindblom) remained in such positions and David Breukelman, Jude Blake and Chris Outwater were appointed to the Board.  As a result of the foregoing, our Board of Directors now consists of five members.

The names of our current officers and directors, as well as certain information about them are set forth below:

Name	Age	Position(s)

Terry B. Anderton	49	Chief Executive Officer, President, Chief Financial Officer, Treasurer, Director
Dr. Joakim Lindblom	50	Executive Vice President, Chief Technology Officer, Secretary, Director
David Breukelman	51	Director
Jude Blake	55	Director
Chris Outwater	63	Director

Terry B. Anderton. Mr. Anderton has been the Company’s Chief Executive Officer since founding the Company in 2009. He has over 20 years of executive experience in technology companies. Previously, Mr. Anderton co-founded and was the President and CEO of NitroSecurity, Boston, Mass., from June 2004 to October 2007.  NitroSecurity was acquired by McAfee/Intel in 2011. Before founding NitroSecurity, Mr. Anderton served in executive positions with Imaging Automation, Xcert International. McAfee, NMI and Cabletron Systems. Mr. Anderton holds a BS in Business Administration from Daniel Webster College, Nashua, New Hampshire.

Dr. Joakim Lindblom. Dr. Lindblom is a co-founder of the Company and has been Chief Technology Officer since inception.  He has over 20 years of experience in computer systems development, systems architecture and emerging technologies. Dr. Lindblom is responsible for all technical aspects of our software and systems architecture. Dr. Lindblom has worked on experiments flown on the space shuttle for NASA and has held senior positions at Nokia and Silicon Valley startups.  Dr. Lindblom received his BS in Physics from California Institute of Technology, Pasadena, California. and his PhD in Astrophysics from Stanford University, Palo Alto, California.

David Breukelman. Mr. Breukelman joined our Board immediately following the Merger.  Since its founding in 1994, he has been the President of Business Arts Inc., Toronto, Canada, a company focused on creating and incubating world class companies in the imaging space. He is Lead Director of Gedex Inc., Mississauga, Canada, which owns a highly advanced resource and sub-surface discovery system. Mr. Breukelman is also the founder of Arius3D Inc., Mississauga, Ontario, a world leader in the field of three dimensional capture and communication. Mr. Breukelman and his family have helped found and build some of Canada’s most innovative technology companies including Sciex and IMAX. Early in his career, Mr. Breukelman held executive and management roles at The Bank of Nova Scotia and Bank of America. Mr. Breukelman graduated with an M.B.A. from The University of Western Ontario's Richard Ivey School and a B.A. from Victoria College at the University of Toronto. He has served as a director of a number of companies as well as Canada’s Royal Conservatory of Music.

Jude Blake. Ms. Blake joined our Board immediately following the Merger.  She has more than 30 years of experience in strategic marketing leadership in a variety of industries, including telecom/cable, beverages and packaged goods. Since 2005, Ms. Blake has served in advisory roles for a broad range of businesses, organizations and start-up ventures, where she provides strategic direction on critical issues and growth strategies. Ms. Blake was elected as Trustee of the University System of New Hampshire in July of 2008 and serves on the Executive Committee. From 2001 to 2005, Ms. Blake was the Chief Marketing Officer and Executive Vice-President, Consumer Markets for Cablecom GmbH, in Zurich, Switzerland. Prior to joining Cablecom, Ms. Blake was Vice President of Marketing, Programming, Sales and Service for Ameritech New Media, the cable television subsidiary of SBC Communications, Inc.  Previously, she served in executive marketing positions for General Mills, the Pepsi-Cola Company and the G. Heileman Brewing Company.  Ms. Blake holds a BS from the Whittemore School of Business and Economics at University of New Hampshire, and holds an MBA in Finance from the Wharton School, University of Pennsylvania.

Chris Outwater.  Mr. Outwater joined our Board immediately following the Merger.  He is an inventor and technology entrepreneur who has successfully developed, deployed and marketed intellectual property for over 30 years. He is the CEO of Liberty PlugIns, Inc., Santa Barbara, California, which he founded in 2009 and which offers proprietary software solutions for electric vehicle charging infrastructure. In 2003, Mr. Outwater co-founded and became CEO of Image Treasury, Inc., a film services technology company which was sold to Deluxe Digital Media, in 2007. In 1997, Mr. Outwater became VP of Technology for DNA Technologies where, in 2000, he developed a patented technique used by the International Olympic Committee to prevent counterfeiting of authorized goods during the 2000 Sydney Olympics. Mr. Outwater helped develop the first Stereographic Security Holograms, which originated at Advanced Dimensional Displays, the holography company he founded in 1989. He later sold his holography company to Applied Holographics, Plc. From 1983 to 1989, he was head of the Holography Laboratories at Walt Disney Imagineering, Burbank, California. Most of his work was devoted to 3D imaging for EPCOT and other Disney theme parks. Mr. Outwater attended the University of California, Los Angeles, and earned his B.S. in Anthropology from University of California, San Diego.

Election of Directors

Holders of our Common Stock are entitled to one vote for each share held on all matters submitted to a vote of the stockholders, including the election of directors.  Cumulative voting with respect to the election of directors is not permitted by our Certificate of Incorporation.

Our Board of Directors shall be elected at the annual meeting of the shareholders or at a special meeting called for that purpose.  Each director shall hold office until the next annual meeting of shareholders and until the director’s successor is elected and qualified.

Committees

Our Board does not yet have any committees; however, we intend to establish an audit committee and a compensation / stock option committee in the near future.

EXECUTIVE COMPENSATION

Except for salaries and consulting fees paid in 2011 to Terry B. Anderton and Dr. Joakim Lindblom of $120,287 and $66,740, respectively, we have not paid any compensation to our officers. In 2012, we intend to pay Messrs. Anderton and Lindblom salaries of $160,000 and $140,000, respectively, subject to availability of sufficient cash.

Employment Agreements

We have no employment agreements with our executive officers as of the date of this Report; however, we may enter into such agreements. No assurance can be given as to when, if ever, such agreements will be entered into or the terms thereof; however, we intend to use fair market terms in any such agreement.  We expect that such agreements could include bonuses, severance payments, noncompetition provisions and other material items.

We may also issue to our officers stock options on terms and conditions to be determined by our Board of Directors or a designated committee.

Compensation of Directors

We intend to compensate our Directors with a combination of meeting fees, expense reimbursement and stock options. We expect to formulate our director compensation plan during the current quarter.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Trunity’s three co-founders, Les V. Anderton, Terry Anderton and Joakim Lindblom, collectively own Trunity, LLC, a Delaware limited liability company which was the holder of a $1.8 million promissory note made by Trunity bearing an interest of 8% payable with 120 monthly installments, maturing in June 2019. The loan balance at December 31, 2011 was approximately $142,000, consisting entirely of accrued but unpaid interest. Terms of the loan were disclosed in Note 6. In 2011, the Company made $153,500 in interest payments to the three founders.  No interest was paid in 2010.  In July 2011, all principal due on this note was converted to common shares of the Company and distributed to the three owners of Trunity, LLC.

Credit agreements exist with Terry B. Anderton and Les V. Anderton that allow Trunity to borrow up to $0.9 million, as needed, to fund working capital needs. These agreements carry an interest rate of 10% and will expire in September and December of 2012.  There were no outstanding balances related to these agreements at December 31, 2011.  At December 31, 2011, Terry B. Anderton, Les V. Anderton, and Joakim Lindblom advanced Trunity no interest loans of $22,041, $25,000 and $22,000, respectively, which remain outstanding at the end of the period.

Upon forming Trunity in 2009, 3,333,333 shares were issued to both Terry B. Anderton and Les V. Anderton for a total of 6,666,667 shares (as adjusted for a 1 for 3 reverse stock split in 2011). At December 31, 2011, Terry B. Anderton directly owned and controlled 4,728,983 shares, Les V. Anderton directly and indirectly, with his wife, controlled 7,247,683 shares and Joakim Lindblom directly owned and controlled 467,000 shares.

In 2009 and 2010, Joakim Lindblom was granted stock options to purchase 333,333 and 100,000 shares in Trunity, respectively, at a strike price of $0.33. In 2011, Mr. Lindblom was granted additional options to purchase an additional 333,333 and 60,000 shares at strike prices of $0.30 and $0.25, respectively.  All share amounts have been adjusted for the 1 for 3 reverse stock split that occurred in 2011.

In 2011, various notes with the founders were converted to shares of common stock in the Company. The following shares (after the 1 for 3 reverse split of its common shares) were issued to the founders upon conversion of the Trunity, LLC note payable and notes payable to the founders.

	Shares Issued Upon Conversion
	Trunity, LLC Note	Notes payable to founders
Terry Anderton	3,200,000	856,000
Les Anderton	3,200,000	3,116,000
Joakim Lindblom	800,000
	7,200,000	3,972,000

In December 2011, in connection with a private placement of Trunity common stock, Terry Anderton and Aureus Investments L.C. (“Aureus”) agreed to match a share of their stock for every share purchased from the Company up to a maximum of 1,405,000 shares ($351,250).  This effectively reduced the investors’ cost per share from $0.25 to $0.125.  This matching offer was fully subscribed so that Terry Anderton transferred 609,349 shares to investors, and Aureus Investments L.C. transferred 795,651 shares to investors.

In 2011, Chris Outwater, who has provided intellectual property consulting services to Trunity and who joined our Board following the Merger, entered into a stock swap transaction with our founders whereby he exchanged 500,000 founders shares of his company Liberty Plugins Inc. for 500,000 founders shares of Trunity held by Les Anderton, Terry Anderton and Joakim Lindblom in the amount of 200,000, 200,000 and 100,000 shares, respectively.  Mr. Outwater has been paid approximately $5,000 for his consulting services to date.

LEGAL PROCEEDINGS

The Company is not party to any disputes or legal proceedings at the time of this Report.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY
AND RELATED STOCKHOLDER MATTERS

BTI’s common stock was included on the Over-the-Counter Bulletin Board (“OTCBB”) under the symbol “BNTE”.  Because of the lack of trading volume in BTI’s stock and, after the Merger, our stock, no trading history is being presented.  There can be no assurance that a significant trading market for our stock will ever develop.  As a result of the Merger, our common stock has replaced the BTI stock on the OTCBB under the same symbol.  We expect to change the symbol in February 2012.

Dividends

The Company has never declared or paid any cash dividends on its common stock.  The Company does not intend to declare or pay any cash dividends on its common stock in the foreseeable future.  Subject to the limitations described below, the holders of the Company’s common stock are entitled to receive only such dividends (cash or otherwise) as may (or may not) be declared by the Company’s Board of Directors.

RECENT SALES OF UNREGISTERED SECURITIES

We have sold securities only to accredited investors pursuant to an exemption from registration requirements under Regulation D and/or Section 4(2) of the Securities Act of 1933, as amended, since Trunity’s inception on July 28, 2009:

Shortly after the formation of the Company, a total of 7,300,667 shares were issued to founders of the Company and others at the direction of the founders.

During 2009, the Company raised gross proceeds of approximately $460,000 through the sale of 880,000 shares of its common stock to accredited investors in a private placement at an average price of $0.52 per share. The Company incurred stock issuance costs in the period that totaled $40,825 of which $30,825 was from the issuance of 33,333 shares to brokers in exchange for services related to the offering.

During 2010, the Company raised gross proceeds of approximately $653,000 through the sale of 1,282,005 shares of its common stock to accredited investors in a private placement at an average price of $0.51 per share. The Company incurred stock issuance costs in 2010 that totaled $12,160.

During 2011, the Company raised gross proceeds of approximately $1.7 million through the sale of 6,857,538 shares of its common stock to accredited investors in a private placement at an average price of $0.26 per share.  The Company incurred stock issuance costs of approximately $112,000 consisting chiefly of commissions paid to broker-dealers who assisted with the offering.  In addition to the cash issuance costs, 1,698,318 shares of the Company’s common stock were issued to the lead advisor, MAS, for services pursuant to a contractual arrangement.

During 2009, the Company issued 822,000 shares of common stock related to the sale of $616,500 in principal amount of 8% Convertible Promissory Notes. The value of these shares was determined to be $411,082 and was recorded as an increase in stockholders’ equity and discount to notes payable.

In 2011, the Company converted all of its long-term debt to shares of its common stock.  These conversions happened throughout 2011 and are summarized in the table below.

Note Holder	Principal	Accrued Interest	Debt Amounts Converted in 2011	Shares of Common Stock Received	Price per share

Trunity LLC	$1,800,000	$—	$1,800,000	7,200,000	$0.25
Notes Payable to Founders	855,379	137,621	993,000	3,972,000	0.25
Notes payable to related parties			$2,793,000	11,172,000	$0.25

8% Convertible Notes	616,500	76,811	693,311	577,759	1.20
9% Convertible Notes	437,500		437,500	1,458,333	0.30
Note held by an outside investor	100,000	40,000	140,000	560,000	0.25
Notes payable to investors			$1,270,811	2,596,092	$0.49

Total notes payable			$4,063,811	13,768,092	$0.30

On December 29, 2011, the Company entered into a payment agreement and mutual release with an investment-banking firm that had been hired to provide strategic guidance and secure investors in the Company. The settlement calls for the Company to pay the firm $25,000 upon the Company’s next capital raise, and to issue the firm 100,000 shares of common stock.  The Company valued the shares at $0.25 and has reflected this $50,000 total settlement as an administrative expense in the statement of operations. The Company expects to issue these shares to the investment firm in early 2012.

DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

Our authorized capital stock consists of 200,000,000 shares of common stock, $0.0001 par value per share, and 50,000,000 shares of preferred stock, $0.0001 par value per share.

The following is a summary of some of the terms of our common stock, preferred stock, charter, bylaws and certain provisions of Delaware Law.  The following summary does not purport to be complete and is qualified in its entirety by reference to the terms of our charter, bylaws and Delaware law. Please see those documents and Delaware law for further information.

Common Stock

As of January 30, 2012, there were 33,336,076 shares of our common stock outstanding, of which 32,906,037 were issued to the former Trunity shareholders and 325,000 were issued to the BTI principals in connection with the Merger.  The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders.  Holders of common stock are not entitled to cumulate their votes in the election of directors.  Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election.  Subject to preferences applicable to any outstanding preferred stock, holders of common stock are entitled to receive ratably any dividends declared by the Board of Directors out of funds legally available therefore.  See “Dividend Policy.”  In the event of a liquidation, dissolution or winding up of the Company, holders of common stock are entitled to share ratably in the assets remaining after payment of liabilities and the liquidation preferences of any outstanding preferred stock.  Holders of our common stock have no preemptive, conversion or redemption rights.  Each outstanding share of common stock is fully paid and non-assessable.

Preferred Stock

As of January 30, 2012, there were 50,000,000 shares of preferred stock authorized, none of which were issued and outstanding.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Certificate of Incorporation allows us to indemnify our present and former officers and directors and other personnel against liabilities and expenses arising from their service to the full extent permitted by Delaware law.  The persons indemnified include our (i) present or former directors or officers, (ii) any person who while serving in any of the capacities referred to in clause (i) who served at our request as a director, officer, partner, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, and (iii) any person nominated or designated by (or pursuant to authority granted by) our board of directors or any committee thereof to serve in any of the capacities referred to in clauses (i) or (ii).

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Reference is made to the disclosure set forth under Item 9.01 of this Report, which disclosure is incorporated by reference into this section.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

Reference is made to the disclosure set forth under Item 4.01 of this Report, which disclosure is incorporated by reference into this section.

FINANCIAL STATEMENTS AND EXHIBITS

Reference is made to the disclosure set forth under Item 9.01 of this Report, which disclosure is incorporated by reference into this section.

ITEM 2.01   COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

Reference is made to the disclosure set forth under Item 1.01 of this Report, which disclosure is incorporated by reference into this section.

ITEM 3.02    RECENT SALES OF UNREGISTERED SECURITIES

In connection with the Merger, on January 24, 2012, THI issued an aggregate of 33,231,037 shares of common stock to the stockholders of Trunity in exchange for their common shares at the ratio of one share of THI common stock for each share of Trunity common stock.  These issuances were made pursuant to an exemption from registration requirements under Regulation D and/or Section 4(2) of the Securities Act of 1933, as amended.

Reference is made to the disclosure set forth under Item 1.01 of this Report, which disclosure is incorporated by reference into this section.

ITEM 4.01   CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

(a) Previous Independent Accountants

On January 24, 2012, upon closing of the Merger, the Board of Directors of the Company approved changing the Company’s independent registered public accounting firm from Madsen & Associates CPAs, Inc., Murray, Utah (“Madsen”) to Cherry, Bekaert & Holland, L.L.P., Fort Lauderdale, Florida (“CBH”). The dismissal of Madsen, as approved by the Company’s Board of Directors, was effective immediately.

Madsen’s reports on the Company’s financial statements for the fiscal years ended June 30, 2010 and 2011, and for the period from July 26, 1983 (date of inception) to June 30, 2011 contained no adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principle.

During the Company’s fiscal years ended June 30, 2010 and 2011 and through January 24, 2012, there were no disagreements between the Company and Madsen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Madsen, would have caused Madsen to make reference thereto in its report on the financial statements for such years.

During the Company’s fiscal years ended June 30, 2010 and 2011 and through January 24, 2012, there were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided a copy of the disclosures above to Madsen and requested Madsen to furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not Madsen agrees with the foregoing statements and, if not, the respects in which it disagrees. A copy of the letter from Madsen to the Securities and Exchange Commission is filed as Exhibit 16.1 to this Current Report.

(b) New Independent Accountants

On January 24, 2012, the Company engaged CBH as its independent registered public accounting firm for the Company’s fiscal year ended June 30, 2012.

During the years ended June 30, 2010 and 2011 and the subsequent interim period through January 24, 2012, the Company did not consult with CBH regarding either (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s financial statements or (ii) any matter that was either the subject of a disagreement or event identified in response to (a)(1)(iv) of Item 304 of Regulation S-K, or a reportable event as that term is used in Item 304(a)(1)(v) of Item 304 of Regulation S-K.

ITEM 5.01   CHANGES IN CONTROL OF REGISTRANT

Reference is made to the disclosure set forth under Item 1.01 and 3.02 of this Report, which disclosure is incorporated herein by reference.

As a result of the closing of the Merger, the former shareholders of Trunity, Inc., own 99% of the total outstanding shares of THI capital stock and 99% of the total voting power of all of THI’s outstanding voting securities.   In addition, Trunity’s officers and directors became THI’s officers and directors.

ITEM 5.02	ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Reference is made to the disclosure set forth under Item 1.01 of this Report, which disclosure is incorporated by reference into this section.

ITEM 5.06   CHANGE IN SHELL COMPANY STATUS

As a result of the completion of the Merger, the Company is no longer a shell company, as that term is defined in Rule 12b-2 under the Exchange Act.  Reference is made to the disclosure set forth under Item 1.01 of this report, which disclosure is incorporated by reference into this section.

ITEM 8.01   OTHER EVENTS.

In connection with the closing of the Merger, the Company changed the address of its corporate headquarters from 1390 South 1100 East #204, Salt Lake City, Utah 84105 to 15 Green Street, Newburyport, Mass 01950.  Additionally, on January 25, 2012, the Company issued a press release announcing the completion of the Merger, a copy of which is attached as an exhibit to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 25, 2012.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

(a)           Financial Statements of Business Acquired.

Trunity, Inc. audited financial statements for the period from inception through December 31, 2010

Trunity, Inc. unaudited financial statements as of and for the year ended December 31, 2011, and for the period from inception through December 31, 2011

 (b)           Pro-Forma Financial Information.

Unaudited pro-forma condensed financial statements combining Trunity, Inc. and Brain Tree International, Inc. as of December 31, 2011, for the years ended December 31, 2011 and 2010, and for the period from inception through December 31, 2011

Exhibits.

Exhibit Number	Exhibit Description

10.1	Certificate of Incorporation of Trunity Holdings, Inc. dated as of January 18, 2012

10.2	Bylaws of Trunity Holdings, Inc.

10.3	Stock Purchase Agreement between dated as of January 24, 2012 by and among George Norman, Donna Norman, Lane Clissold, Trunity Holdings, Inc. and Trunity, Inc.

10.4
Agreement and Plan of Merger, dated as of January 24, 2012 by and among Brain Tree International, Inc. and Trunity Holdings, Inc. (Nonmaterial schedules and exhibits identified in the Agreement and Plan of Merger have been omitted pursuant to Item 601b.2 of Regulation S-B).  The Company agrees to furnish supplementally to the Commission upon request by the Commission a copy of any omitted schedule or exhibit(s).)

10.5
Agreement and Plan of Merger, dated as of January 24, 2012 by and among Trunity Holdings, Inc., Trunity, Inc. and Trunity Acquisition Corporation (Nonmaterial schedules and exhibits identified in the Agreement and Plan of Merger have been omitted pursuant to Item 601b.2 of Regulation S-B). The Company agrees to furnish supplementally to the Commission upon request by the Commission a copy of any omitted schedule or exhibit(s).)

16	Letter from Madsen & Associates CPA’s, Inc. to Securities and Exchange Commission, dated January 26, 2012

21	Subsidiaries of the Company

99.1	Trunity, Inc. audited financial statements for the period from inception through December 31, 2010

99.2	Trunity, Inc. unaudited financial statements as of and for the year ended December 31, 2011, and for the period from inception through December 31, 2011

99.3
Unaudited pro-forma condensed financial statements combining Trunity, Inc. and Brain Tree International, Inc. as of December 31, 2011, for the years ended December 31, 2011 and 2010, and for the period from inception through December 31, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUNITY HOLDINGS, INC.

Dated: January 30, 2012	By:	/s/ Terry B. Anderton
Terry B. Anderton Chief Executive Officer and Chief Financial Officer

EXHBIIT INDEX

Exhibit Number	Exhibit Description

10.1	Certificate of Incorporation of Trunity Holdings, Inc. dated as of January 18, 2012

10.2	Bylaws of Trunity Holdings, Inc.

10.3	Stock Purchase Agreement between dated as of January 24, 2012 by and among George Norman, Donna Norman, Lane Clissold, Trunity Holdings, Inc. and Trunity, Inc.

10.4
Agreement and Plan of Merger, dated as of January 24, 2012 by and among Brain Tree International, Inc. and Trunity Holdings, Inc. (Nonmaterial schedules and exhibits identified in the Agreement and Plan of Merger have been omitted pursuant to Item 601b.2 of Regulation S-B).  The Company agrees to furnish supplementally to the Commission upon request by the Commission a copy of any omitted schedule or exhibit(s).)

10.5
Agreement and Plan of Merger, dated as of January 24, 2012 by and among Trunity Holdings, Inc., Trunity, Inc. and Trunity Acquisition Corporation (Nonmaterial schedules and exhibits identified in the Agreement and Plan of Merger have been omitted pursuant to Item 601b.2 of Regulation S-B). The Company agrees to furnish supplementally to the Commission upon request by the Commission a copy of any omitted schedule or exhibit(s).)

16	Letter from Madsen & Associates CPA’s, Inc. to Securities and Exchange Commission, dated January 26, 2012

21	Subsidiaries of the Company

99.1	Trunity, Inc. audited financial statements for the period from inception through December 31, 2010

99.2	Trunity, Inc. unaudited financial statements as of and for the year ended December 31, 2011, and for the period from inception through December 31, 2011

99.3
Unaudited pro-forma condensed financial statements combining Trunity, Inc. and Brain Tree International, Inc. as of December 31, 2011, for the years ended December 31, 2011 and 2010, and for the period from inception through December 31, 2011